UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) September 2, 2005

AspenBio, Inc
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-50019 (Commission File Number)	84-1553387 (IRS Employer Identification No.)

1585 South Perry Street, Castle Rock, CO (Address of principal executive offices)	80104 (Zip Code)

        Registrant’s telephone number, including area code (303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement.

        On September 2, 2005, the Company terminated its Employment Agreement dated August 30, 2004, as amended, (the "Agreement") with Roger Hurst. The termination was effective September 2, 2005, as provided for under Section 5.1.4 of the Agreement and the Company has no remaining financial obligations under the Agreement. As of the date of termination, Mr. Hurst owns, approximately, 2,005,000 shares of common stock of the Company, and the outstanding balance under a note held by Mr. Hurst, made by the Company, totals approximately $726,000 for which the payments total $10,000 per month in principal and interest.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

None

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date September 2, 2005	AspenBio, Inc (Registrant) /s/ Jeffrey G. McGonegal Name: Jeffrey G. McGonegal Title: Chief Financial Officer